Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended June 30, 2015 Earnings
Houston, Texas — August 4, 2015 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended June 30, 2015 and provided an operational update.
Highlights include:

•	Exceeded production guidance range and increased average daily production to 50,261 barrels of oil equivalent per day (“Boepd”), a 15% increase over the second quarter of 2014.

•	Completed and placed on production 21 gross (18.5 net) operated and 1.2 net non-operated wells in the second quarter of 2015.

•	Total capital expenditures (“CapEx”) were $170.4 million, in line with the Company’s plan, for the three months ended June 30, 2015.

•	Decreased lease operating expenses (“LOE”) per barrel of oil equivalent (“Boe”) to $8.26, a 19% decrease from the second quarter of 2014 and a 4% sequential quarter decrease.

•
Grew Adjusted EBITDA by 17% to $245.4 million in the second quarter of 2015, up from $208.9 million in the first quarter of 2015. For a definition of Adjusted EBITDA and a reconciliation of net income and net cash provided by operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

“Our team has exceeded all of our expectations during the first half of 2015, with production averaging over 50,000 Boepd and LOE trending below $8.50 per Boe year to date,” said Thomas B. Nusz, Oasis' Chairman and Chief Executive Officer. “Production is ahead of schedule as we continue to see excellent performance from our high intensity completions along with high volume lift systems and reduced downtime. Lease operating expenses on a per barrel basis improved again sequentially with the benefit of growth in critical infrastructure. Oasis Midstream Services (“OMS”) increased pipeline connections resulting in the amount of produced water flowing through our system to our disposal wells increasing significantly from 48% to 65% during the second quarter of 2015. Additionally, well costs continue to decrease as we optimize pad operations, improve drilling efficiency, and reduce the cost of source water with OMS infrastructure. Wells completed with slickwater in Indian Hills are now approximately $7.8 million, which is 13% lower than where they were in May 2015. Our team has done a tremendous job driving cost improvement through both efficiency gains and service cost reductions.”

“We released a rig at the end of the second quarter, dropping down to three rigs running, as the team increased drilling efficiencies throughout the first half of the year,” Mr. Nusz added. “By lowering drilling cycle times, we ended the second quarter with a backlog of wells drilled and not completed of 93, which was higher than originally planned. Given the current commodity backdrop, we have not changed our original completion plan of 79 gross (63.3 net) operated wells during 2015. With this pace of completions coupled with lower well costs, we are now planning on investing $670 million in CapEx during 2015 compared to our board approved budget of $705 million. Taking into consideration this completion program and improved operational performance, we are also increasing our production guidance range for the year from 46,000 to 49,000 Boepd up to 49,000 to 50,000 Boepd.”

Michael Lou, Oasis’ Chief Financial Officer also commented, “Based on operational performance and cost savings in the first half of 2015, we were cash flow positive in the second quarter and expect to be cash flow positive for the remainder of 2015. Our employees have done a great job of positioning Oasis to be able to grow within cash flow in the current pricing environment in the coming years.”

Operational and Financial Update
The Company’s average daily production and revenues are detailed in the following table:

	Quarter Ended:
	6/30/2015	3/31/2015	6/30/2014
Production (Boepd)	50,261	50,446	43,668
Percent Oil	87.6%	88.6%	89.1%
Average oil sales price, without derivative settlements (per Bbl)	$52.04	$40.73	$94.48
Revenues ($ in thousands):
Oil	$208,564	$163,813	$334,559
Natural gas	5,546	10,046	19,623
Well services (OWS)	9,219	2,708	14,878
Midstream (OMS)	6,717	3,820	3,318
Total revenues	$230,046	$180,387	$372,378
Total revenues for the second quarter of 2015 increased by 28% compared to the first quarter of 2015, primarily due to higher oil prices in the second quarter of 2015. In the second quarter of 2015, as NYMEX West Texas Intermediate crude oil index prices (“WTI”) improved, the Company’s price differentials returned to approximately 10% as a percentage of WTI and continued to decrease in terms of the dollar per barrel discount to WTI to an average of $5.90 per barrel of oil compared to $7.85 per barrel of oil during the first quarter of 2015. The Company expects its price differential to WTI to range between $5.50 and $6.50 per Boe in the third quarter of 2015.
Well services revenues increased $6.5 million to $9.2 million for the second quarter of 2015 as compared to first quarter of 2015 primarily due to an increase in well completion activity as a result of completing over 50% more stages in the second quarter of 2015. Midstream revenues were $6.7 million for the three months ended June 30, 2015, which was a $2.9 million sequential quarter increase, primarily due to increased fresh water sales and increased water volumes flowing through OMS salt water disposal systems.
The Company’s operating expenses are detailed in the following table:

	Quarter Ended:
	6/30/2015	3/31/2015	6/30/2014
Operating expenses ($ in thousands):
Lease operating expenses (LOE)	$37,761	$39,125	$40,553
Well services (OWS)	5,343	1,054	7,200
Midstream (OMS)	2,052	898	1,569
Marketing, transportation and gathering expenses (1)	7,667	7,282	6,996
Non-cash valuation charges	(97)	(4)	118
Total operating expenses	$52,726	$48,355	$56,436
Operating expenses ($ per Boe):
Lease operating expenses (LOE)	$8.26	$8.62	$10.21
Marketing, transportation and gathering expenses (1)	1.68	1.60	1.76

(1)	Excludes non-cash valuation charges on pipeline imbalances.

The sequential quarter-over-quarter decrease in LOE per Boe was primarily due to more salt water disposal volumes going to OMS disposal wells, offset by higher water volumes produced.
Marketing, transportation and gathering expenses, excluding non-cash valuation charges, remained relatively flat across periods, totaling $7.7 million in the second quarter of 2015, $7.0 million in the second quarter of 2014 and $7.3 million in the first quarter of 2015. While transporting volumes through third-party oil gathering pipelines increases marketing, transportation and gathering expenses, it improves oil price realizations by reducing transportation costs included in the Company’s oil price differential for sales at the wellhead. Currently, the Company is flowing 79% of its gross operated oil production through these gathering systems.
Production taxes as a percentage of oil and gas revenues were 9.6% in both the second and first quarters of 2015 and 9.7% in the second quarter of 2014.

Depreciation, depletion and amortization expenses (“DD&A”) totaled $119.2 million in the second quarter of 2015, $97.3 million in the second quarter of 2014 and $118.5 million in the first quarter of 2015. DD&A was $26.07 per Boe in the second quarter of 2015, $24.48 per Boe in the second quarter of 2014 and $26.10 per Boe in the first quarter of 2015. The increase in the 2015 DD&A rates were primarily due to increased exploratory and delineation drilling in the Three Forks formation, which has produced lower recoverable reserves in comparison to the Bakken formation.
General and administrative (“G&A”) expenses totaled $21.5 million in the second quarter of 2015, $20.8 million in the second quarter of 2014 and $23.3 million in the first quarter of 2015. G&A expenses were $4.70 per Boe in the second quarter of 2015, $5.22 per Boe in the second quarter of 2014 and $5.14 per Boe in the first quarter of 2015. Amortization of stock-based compensation, which is included in G&A expenses, was $6.1 million, or $1.32 per Boe, in the second quarter of 2015 as compared to $5.2 million, or $1.30 per Boe, in the second quarter of 2014 and $7.6 million, or $1.68 per Boe, in the first quarter of 2015.
As a result of its derivative activities and forward oil price changes, the Company incurred a $39.4 million net loss on derivative instruments, including net cash settlement receipts of $104.1 million, for the second quarter of 2015 and a $47.1 million net gain on derivative instruments, including net cash settlement receipts of $109.3 million, for the first quarter of 2015. The net cash settlement receipts from derivative instruments of $104.1 million in the second quarter of 2015 included $41.1 million, $33.3 million and $29.7 million from contract settlements in March 2015, April 2015 and May 2015, respectively. The Company’s derivative instruments do not qualify for and were not designated as hedging instruments for accounting purposes.
Interest expense was $37.4 million for the second quarter of 2015 compared to $39.0 million for the second quarter of 2014 and $38.8 million for the first quarter of 2015. The $1.4 million sequential quarter decrease was primarily due to an increase in capitalized interest in the second quarter of 2015 as a result of increased accumulated capital expenditures for assets not yet placed into production in the second quarter of 2015 as compared to the first quarter of 2015. Capitalized interest totaled $4.9 million for the second quarter of 2015, $2.3 million for the second quarter of 2014 and $3.9 million for the first quarter of 2015.

For the three months ended June 30, 2015, the Company recorded an income tax benefit of $30.8 million, resulting in a 36.7% effective tax rate as a percentage of its pre-tax loss for the quarter. The Company recorded an income tax benefit of $7.4 million, resulting in a 29.0% effective tax rate as a percentage of its pre-tax loss for the three months ended March 31, 2015. While the Company’s effective tax rate for the three months ended June 30, 2015 was consistent with the statutory tax rate applicable to the U.S. and the blended state rate for the states in which the Company conducts business, the effective tax rate for the three months ended March 31, 2015 was lower due to permanent differences between the compensation amounts expensed for book purposes versus the amounts deductible for income tax purposes.
Adjusted EBITDA for the second quarter of 2015 was $245.4 million, a 4% decrease from the second quarter of 2014 of $254.7 million, and a 17% increase from the first quarter of 2015 of $208.9 million. For a definition of Adjusted EBITDA and a reconciliation of net income and net cash provided by operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
For the second quarter of 2015, the Company reported a net loss of $53.2 million, or $0.39 per diluted share, as compared to net income of $38.8 million, or $0.39 per diluted share, for the second quarter of 2014. Excluding certain non-cash and non-recurring items and their tax effect in the second quarter of 2015 and 2014, Adjusted Net Income (non-GAAP) was $51.7 million, or $0.38 per diluted share, and $70.5 million, or $0.70 per diluted share, respectively. For a definition of Adjusted Net Income and a reconciliation of net income to Adjusted Net Income, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

	1Q 2015	2Q 2015	YTD 2015
CapEx ($ in thousands):
Exploration and production	$225,499	$106,212	$331,711
OMS	35,778	39,369	75,147
OWS	2,023	19,663	21,686
Other CapEx (1)	7,805	5,164	12,969
Total CapEx (2)	$271,105	$170,408	$441,513

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.
Updated Outlook for 2015
The following table includes updates to the Company’s expectations:

	Prior	Updated
Production (Boepd) (Full Year)	46,000 to 49,000	49,000 to 50,000
Production (Boepd) (3Q15)	N/A	48,000 to 50,000
LOE ($/Boe) (Full Year)	$9.00 to $10.00	$8.35 to $9.00
Oil Differential (3Q15)	N/A	$5.50 to $6.50
Liquidity
On June 30, 2015, Oasis had total cash and cash equivalents of $13.7 million. As of June 30, 2015, the Company had $155.0 million of borrowings and $5.2 million of outstanding letters of credit issued under its revolving credit facility, resulting in an unused borrowing base capacity of $1,364.8 million.
Hedging Activity
As of August 4, 2015, the Company had the following outstanding commodity derivative contracts, all of which are priced off of WTI and settle monthly:

	Weighted Average Prices ($/Bbl)
	Floor	Ceiling	BOPD
Second Half 2015
Swaps	$73.35	$73.35	23,000
Two-way collars	$86.00	$103.42	5,000
Total 2H15 hedges (weighted average)	$75.61	$78.72	28,000

First Half 2016
Swaps	$63.20	$63.20	8,000
Total 1H16 hedges (weighted average)	$63.20	$63.20	8,000

Second Half 2016
Swaps	$63.94	$63.94	3,000
Total 2H16 hedges (weighted average)	$63.94	$63.94	3,000
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, August 5, 2015
Time:	10:00 a.m. Central Time
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	4014181
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 3:00 p.m. Central Time on the day of the call and will be available until Wednesday, August 12, 2015 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10069861

The conference call will also be available for replay at www.oasispetroleum.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	June 30, 2015	December 31, 2014
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$13,684	$45,811
Accounts receivable — oil and gas revenues	134,518	130,934
Accounts receivable — joint interest partners	96,275	175,537
Inventory	17,669	21,354
Prepaid expenses	5,764	14,273
Derivative instruments	108,742	302,159
Other current assets	1,001	6,539
Total current assets	377,653	696,607
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,278,726	5,966,140
Other property and equipment	416,417	313,439
Less: accumulated depreciation, depletion, amortization and impairment	(1,338,486)	(1,092,793)
Total property, plant and equipment, net	5,356,657	5,186,786
Derivative instruments	1,077	13,348
Deferred financing costs and other assets	48,545	41,671
Total assets	$5,783,932	$5,938,412
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,452	$20,958
Revenues and production taxes payable	193,270	209,890
Accrued liabilities	259,066	410,379
Accrued interest payable	49,458	49,786
Deferred income taxes	26,808	97,499
Advances from joint interest partners	6,210	6,616
Total current liabilities	545,264	795,128
Long-term debt	2,355,000	2,700,000
Deferred income taxes	559,239	526,770
Asset retirement obligations	44,230	42,097
Other liabilities	3,267	2,116
Total liabilities	3,507,000	4,066,111
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 300,000,000 shares authorized; 139,560,426 shares issued and 139,156,287 shares outstanding at June 30, 2015 and 101,627,296 shares issued and 101,341,619 shares outstanding at December 31, 2014	1,373	1,001
Treasury stock, at cost: 404,139 and 285,677 shares at June 30, 2015 and December 31, 2014, respectively	(12,603)	(10,671)
Additional paid-in capital	1,484,664	1,007,202
Retained earnings	803,498	874,769
Total stockholders’ equity	2,276,932	1,872,301
Total liabilities and stockholders’ equity	$5,783,932	$5,938,412

Oasis Petroleum Inc.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$214,110	$354,182	$387,969	$686,029
Well services and midstream revenues	15,936	18,196	22,464	35,868
Total revenues	230,046	372,378	410,433	721,897
Operating expenses
Lease operating expenses	37,761	40,553	76,886	80,542
Well services and midstream operating expenses	7,395	8,769	9,347	19,689
Marketing, transportation and gathering expenses	7,570	7,114	14,848	12,300
Production taxes	20,618	34,493	37,239	66,296
Depreciation, depletion and amortization	119,218	97,276	237,696	188,548
Exploration expenses	1,082	475	1,925	855
Rig termination	2,815	—	3,895	—
Impairment of oil and gas properties	19,516	42	24,837	804
General and administrative expenses	21,508	20,751	44,832	44,271
Total operating expenses	237,483	209,473	451,505	413,305
Gain on sale of properties	—	3,640	—	187,033
Operating income (loss)	(7,437)	166,545	(41,072)	495,625
Other income (expense)
Net gain (loss) on derivative instruments	(39,424)	(65,570)	7,648	(83,173)
Interest expense, net of capitalized interest	(37,405)	(38,990)	(76,189)	(79,148)
Other income (expense)	191	135	121	288
Total other income (expense)	(76,638)	(104,425)	(68,420)	(162,033)
Income (loss) before income taxes	(84,075)	62,120	(109,492)	333,592
Income tax benefit (expense)	30,845	(23,287)	38,221	(124,806)
Net income (loss)	$(53,230)	$38,833	$(71,271)	$208,786
Earnings (loss) per share:
Basic	$(0.39)	$0.39	$(0.58)	$2.10
Diluted	(0.39)	0.39	(0.58)	2.08
Weighted average shares outstanding:
Basic	136,859	99,663	123,157	99,612
Diluted	136,859	100,260	123,157	100,328

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating results ($ in thousands):
Revenues
Oil	$208,564	$334,559	$372,377	$643,790
Natural gas	5,546	19,623	15,592	42,239
Well services and midstream	15,936	18,196	22,464	35,868
Total revenues	$230,046	$372,378	$410,433	$721,897
Production data:
Oil (MBbls)	4,008	3,541	8,030	6,990
Natural gas (MMcf)	3,395	2,596	6,502	5,045
Oil equivalents (MBoe)	4,574	3,974	9,114	7,831
Average daily production (Boe/d)	50,261	43,668	50,353	43,264
Average sales prices:
Oil, without derivative settlements (per Bbl)	$52.04	$94.48	$46.37	$92.10
Oil, with derivative settlements (per Bbl) (1)	78.01	91.26	72.94	90.15
Natural gas (per Mcf) (2)	1.63	7.56	2.40	8.37
Costs and expenses (per Boe of production):
Lease operating expenses	$8.26	$10.21	$8.44	$10.29
Marketing, transportation and gathering expenses (3)	1.68	1.76	1.64	1.65
Production taxes	4.51	8.68	4.09	8.47
Depreciation, depletion and amortization	26.07	24.48	26.08	24.08
General and administrative expenses	4.70	5.22	4.92	5.65

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(71,271)	$208,786
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	237,696	188,548
Gain on sale of properties	—	(187,033)
Impairment of oil and gas properties	24,837	804
Deferred income taxes	(38,221)	118,695
Derivative instruments	(7,648)	83,173
Stock-based compensation expenses	13,663	9,678
Deferred financing costs amortization and other	5,059	3,220
Working capital and other changes:
Change in accounts receivable	75,799	(37,132)
Change in inventory	3,685	3,016
Change in prepaid expenses	3,394	1,284
Change in other current assets	5,538	(30)
Change in other assets	—	(1,477)
Change in accounts payable and accrued liabilities	(22,624)	91,543
Change in other current liabilities	—	3,311
Change in other liabilities	(21)	(132)
Net cash provided by operating activities	229,886	486,254
Cash flows from investing activities:
Capital expenditures	(586,661)	(606,924)
Acquisition of oil and gas properties	(769)	(8,116)
Proceeds from sale of properties	—	324,888
Costs related to sale of properties	—	(2,337)
Derivative settlements	213,336	(13,644)
Advances from joint interest partners	(406)	(5,919)
Net cash used in investing activities	(374,500)	(312,052)
Cash flows from financing activities:
Proceeds from sale of common stock	463,010	—
Proceeds from revolving credit facility	320,000	100,000
Principal payments on revolving credit facility	(665,000)	(335,570)
Deferred financing costs	(3,591)	(85)
Purchases of treasury stock	(1,932)	(3,315)
Other	—	(176)
Net cash provided by (used in) financing activities	112,487	(239,146)
Decrease in cash and cash equivalents	(32,127)	(64,944)
Cash and cash equivalents:
Beginning of period	45,811	91,901
End of period	$13,684	$26,957
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(156,368)	$51,129
Change in asset retirement obligations	2,649	1,624

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income or cash flows as determined by United States generally accepted accounting principles, or GAAP.
The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Net income (loss)	$(53,230)	$38,833	$(71,271)	$208,786
Gain on sale of properties	—	(3,640)	—	(187,033)
Net (gain) loss on derivative instruments	39,424	65,570	(7,648)	83,173
Derivative settlements (1)	104,077	(11,405)	213,336	(13,644)
Interest expense, net of capitalized interest	37,405	38,990	76,189	79,148
Depreciation, depletion and amortization	119,218	97,276	237,696	188,548
Impairment of oil and gas properties	19,516	42	24,837	804
Rig termination	2,815	—	3,895	—
Exploration expenses	1,082	475	1,925	855
Stock-based compensation expenses	6,057	5,173	13,663	9,678
Income tax (benefit) expense	(30,845)	23,287	(38,221)	124,806
Other non-cash adjustments	(97)	118	(101)	(628)
Adjusted EBITDA	$245,422	$254,719	$454,300	$494,493

Net cash provided by operating activities	$141,525	$277,987	$229,886	$486,254
Derivative settlements (1)	104,077	(11,405)	213,336	(13,644)
Interest expense, net of capitalized interest	37,405	38,990	76,189	79,148
Rig termination	2,815	—	3,895	—
Exploration expenses	1,082	475	1,925	855
Deferred financing costs amortization and other	(3,404)	(1,733)	(5,059)	(3,220)
Current tax expense	—	3,345	—	6,111
Changes in working capital	(37,981)	(53,058)	(65,771)	(60,383)
Other non-cash adjustments	(97)	118	(101)	(628)
Adjusted EBITDA	$245,422	$254,719	$454,300	$494,493

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

The following tables present reconciliations of the GAAP financial measure of income before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

	Exploration and Production
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Income (loss) before income taxes	$(99,164)	$49,221	$(133,172)	$314,507
Gain on sale of properties	—	(3,640)	—	(187,033)
Net (gain) loss on derivative instruments	39,424	65,570	(7,648)	83,173
Derivative settlements (1)	104,077	(11,405)	213,336	(13,644)
Interest expense, net of capitalized interest	37,405	38,990	76,189	79,148
Depreciation, depletion and amortization	118,049	96,477	235,589	186,705
Impairment of oil and gas properties	19,516	42	24,837	804
Rig termination	2,815	—	3,895	—
Exploration expenses	1,082	475	1,925	855
Stock-based compensation expenses	5,973	5,094	13,515	9,522
Other non-cash adjustments	(97)	118	(101)	(628)
Adjusted EBITDA	$229,080	$240,942	$428,365	$473,409

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

	Well Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Income before income taxes	$9,030	$16,318	$18,638	$29,822
Depreciation, depletion and amortization	5,008	3,124	9,526	5,759
Stock-based compensation expenses	443	406	986	659
Adjusted EBITDA	$14,481	$19,848	$29,150	$36,240

	Midstream Services
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Income before income taxes	$15,922	$6,096	$25,211	$10,728
Depreciation, depletion and amortization	1,375	883	2,561	1,734
Stock-based compensation expenses	119	—	323	—
Adjusted EBITDA	$17,416	$6,979	$28,095	$12,462

Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting first for (1) the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, impairment of oil and gas properties, and other similar non-cash and non-recurring charges, and then (2) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP. The Company defines Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.

The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Net income (loss)	$(53,230)	$38,833	$(71,271)	$208,786
Gain on sale of properties	—	(3,640)	—	(187,033)
Net (gain) loss on derivative instruments	39,424	65,570	(7,648)	83,173
Derivative settlements (1)	104,077	(11,405)	213,336	(13,644)
Impairment of oil and gas properties	19,516	42	24,837	804
Rig termination	2,815	—	3,895	—
Other non-cash adjustments	(97)	118	(101)	(628)
Tax impact (2)	(60,804)	(19,000)	(81,795)	43,896
Adjusted Net Income	$51,701	$70,518	$81,253	$135,354

Diluted earnings per share	$(0.39)	$0.39	$(0.58)	$2.08
Gain on sale of properties	—	(0.04)	—	(1.86)
Net (gain) loss on derivative instruments	0.29	0.65	(0.06)	0.83
Derivative settlements (1)	0.76	(0.11)	1.73	(0.14)
Impairment of oil and gas properties	0.14	—	0.20	0.01
Rig termination	0.02	—	0.03	—
Other non-cash adjustments	—	—	—	(0.01)
Tax impact (2)	(0.44)	(0.19)	(0.66)	0.44
Adjusted Diluted Earnings Per Share	$0.38	$0.70	$0.66	$1.35

Diluted weighted average shares outstanding	136,859	100,260	123,157	100,328

Effective tax rate	36.7%	37.5%	34.9%	37.4%

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for certain non-cash and non-recurring items.